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                                                                    EXHIBIT 10.8

                                  OFFICE LEASE

                               925 CURTISS STREET
                         DOWNERS GROVE, ILLINOIS 60515


                                   SECTION 1

                                     TERMS


1.1  Terms.

     Reference in this Lease to any of the following terms shall be construed to mean the following:

(a) LANDLORD             GROVE LODGE No. 824 ANCIENT FREE AND ACCEPTED MASONS
(b) LANDLORD'S ADDRESS   923 Curtiss Street
                         Downers Grove, Illinois 60515.
(c) TENANT               MIDWEST BANK OF HINSDALE, an Illinois Corporation.
(d) TENANT'S ADDRESS     925 Curtiss Street
                         Downers Grove, Illinois 60515.
(e) PREMISES             The West portion of lower level of the Building
                         commonly known as 925 Curtiss Street, Downers
                         Grove, Illinois 60515 and designated parking spaces
                         nos. 16, 17, 18, 27 & 28.
(f) SCHEDULED TERM
    DATES                 September 1, 1997 to March 31, 2001.
(g) INITIAL TERM         Three (3) years and seven months.
(h) MONTHLY RENT         $1,800.00 per month 9/1/97 through 3/31/98
                         $1,854.00 per month 4/1/98 through 3/31/99
                         $1,909.00 per month 4/1/99 through 3/31/2000
                         $1,966.00 per month 4/1/2000 through 3/31/2001
(i) SHARE OF TAXES       See rider attached hereto.
(j) UTILITIES            Tenant to pay the utilities metered to the premises.
(k) PERMITTED USES       General Office and Banking Purposes.






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(l) BROKER               None.
(m) SECURITY DEPOSIT     -0-
(n) DATE OF LEASE                                                     , 1997.
                         ----------------------------------------------------


1.2   Exhibits.

      There are attached hereto and incorporated as a part of this Lease:

      EXHIBIT A - Landlord's Rules and Regulations

1.2A  Rider.

      There is attached hereto and incorporated as of part of this Lease a Rider designated as Rider "A".


                                   SECTION 2

                                    PREMISES

2.1 The Premises.

     (a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises.

     (b) The Premises exclude the other portions of the Building in which the premises are located and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively, or in common, other parts of the Building, except for the common areas described hereinafter.

     (c) By taking possession of the Premises, Tenant accepts the Premises in their then condition, which shall be the same condition as of the date of this Lease, ordinary wear and tear excepted.

     (d) The parties hereto agree that this Lease is upon and subject to the terms, covenants and conditions herein set forth and both parties covenant as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed and that this Lease is made upon the condition of such performance.





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2.2 Right to Use Common Facilities.

    Tenant shall have the right to use in common, subject to the Landlord's reasonable rules and regulations, the following areas ("Common Areas") appurtenant to the Premises:

     (a) The common restrooms, Washington Street entrance and North storage area, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with the Building; and

     (b) Common walkways and driveways necessary for access to the Building.


2.3  Landlord's Reservations.

     Landlord reserves the right from time to time, without unreasonable interference with Tenant's use of the Premises, to:

     (a) Install, use, maintain, repair, replace and relocate for service to the Premises and Building, or any portion thereof, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building;

     (b) Alter or relocate any other common facility, provided that substitutions are substantially equivalent or better;

     (c) Close temporarily any of the Common Areas for maintenance and repair purposes so long as reasonable access to the Premises remains available;

     (d) Use the Common Areas while engaged in maintaining or making additional improvements, repairs or alterations to the Premises and Building, or any portion thereof;

     Installations, replacements and relocations referred to above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

                                  SECTION 3

                                    TERM

3.1 Term.

     (a) Tenant shall have and hold the Premises for the Term of this Lease which shall be that period commencing that date on which Tenant commences occupancy of the Premises for the Permitted Uses ("Commencement Date") and ending on the expiration of such period (or, if such period would expire on a day other than the last day of a calendar month, ending on the




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next succeeding last day of a calendar month), unless the Term shall be sooner terminated as hereinafter provided.

                                   SECTION 4

                                      RENT

4.1 Monthly Fixed Rent Payments.

     (a) Tenant shall pay, without notice or demand and without any deductions or offsets, monthly in advance on the first (1st) day of each month for each full calendar month of the Term, and the corresponding fraction of said amounts for any fraction of a calendar month at the beginning or end of the Term, except as provided in the Rider hereto.

     (b) In addition to said Annual Fixed Rent, Tenant agrees to pay the utilities metered to the premises.

                                   SECTION 5

                                SECURITY DEPOSIT


5.1  Security Deposit.

     No deposit is required.


                                   SECTION 6

                             CONDITION OF PREMISES

6.1 Condition of the Premises.

     The taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Building were at such time in satisfactory condition.

                                   SECTION 7

                                  ALTERATIONS

7.1  Future Alterations and Additions.

    (a) Tenant may, at any time and from time to time during the Term of this Lease, at its sole cost and expense, make alterations, additions, installations, substitutes, improvements and decorations (hereinafter collectively called "changes") in and to the Premises, excluding structural



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changes, on the following conditions, provided such changes will not result in a violation of applicable Codes:

      (i) No changes shall weaken or impair the structural strength or create the potential for unusual expenses to be incurred upon the removal of Tenant's Changes and the restoration of the Premises upon the termination of this Lease.

      (ii) The proper functioning of any of the mechanical, electrical, sanitary and other service systems or installations of the Building ("Service Facilities") shall not be adversely affected and there shall be no construction which might interfere with Landlord's free access to the Service Facilities or interfere with the moving of Landlord's equipment to or from the enclosures containing the Service Facilities.

      (iii) In performing the work involved in making such changes, Tenant shall be bound by and observe all of the conditions and covenants contained in this Section.

      (iv) All work shall be done at such times and in such manner as Landlord from time to time may reasonably designate.

      (v) Tenant shall not be permitted to install and make part of the Premises any materials, fixtures or articles which are subject to liens, conditional sales, contracts or chattel mortgages.

      (b) Before proceeding with any change (exclusive of changes to items constituting Tenant's personal property which will have no adverse effect on the electrical, plumbing or HVAC systems), Tenant shall submit to Landlord plans and specifications for the work to be done, and shall obtain Landlord's written approval which shall not be unreasonably withheld. Landlord may at any time confer with consultants in connection with the review of Tenant's plans and specifications and the preparation of such drawings and may also submit to such consultant(s) any of the plans prepared by Tenant. If Landlord or such consultant(s) shall disapprove of any of the Tenant's plans, Landlord may withhold its approval and Tenant shall be advised of the reasons for such disapproval.

     (c) All changes and the performance thereof shall at all times comply with
(i) all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental authorities, agencies, offices, departments, bureaus and boards having jurisdiction thereof, (ii) all rules, orders, directions, regulations and requirements of the applicable fire rating bureau, or any similar insurance body or bodies, and (iii) all rules and regulations of Landlord, and Tenant shall cause changes to be performed in compliance therewith and in good and first class workmanlike manner, using materials and equipment identical to the current installations of the Building. The changes shall be performed in such manner as not to interfere with the occupancy of any other tenant in the Building nor delay, or impose any additional expense upon Landlord in the construction, maintenance or operation of the Building, and shall be performed by contractors or mechanics approved by Landlord and submitted to Tenant pursuant to this Section, who shall




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coordinate their work in cooperation with any other work being performed with respect to the Building. Throughout the performance of such changes, Tenant, at its expense, shall carry, or cause to be carried, workmen's compensation insurance in statutory limits, and general liability insurance for any occurrence in or about the Building, of which Landlord and its managing agent shall be named as parties insured, in such limits as Landlord may reasonably prescribe, with insurers reasonably satisfactory to Landlord. Tenant shall furnish Landlord with reasonably satisfactory evidence that such insurance is in effect at or before the commencement of change and, on request at reasonable intervals thereafter during the continuance of changes.

     (d) Tenant further covenants and agrees that any mechanic's lien filed against the Premises or against the Building for work claimed to have been done for, or materials claimed to have been furnished to Tenant, will be discharged by Tenant, by bond or otherwise, within ten (10) days after the filing thereof, at the cost and expense of Tenant. If Tenant fails to so discharge any lien, Landlord shall have the right, but not the obligation, to discharge such lien at Tenant's expense which shall be paid as Additional Rent. All alterations, decorations, additions or improvements upon the Premises, made by either party, including (without limiting the generality of the foregoing) all wallcovering, built-in cabinet work, paneling and the like, shall become the property of Landlord, and shall remain upon and be surrendered with the Premises, as a part thereof, at the end of the Term hereof.

     (e) All articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term provided Tenant is not in default hereunder. If Tenant shall fail to remove all of its effects from said Premises upon termination of this Lease for any cause whatsoever, Landlord may, at its option, remove the same in any manner that Landlord shall choose, and dispose of or store said effects without liability to Tenant for any loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such disposal or removal, including court costs and reasonable actual attorneys' fees and disposal and storage fees on such effects for any length of time that the same shall be in Landlord's possession, or Landlord may, at its option, without notice, sell or dispose of said effects, or any of the same at private sale and without legal process, for such price, if any, as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and upon the expenses incident to the removal, disposal or sale of said effects.

     (f) Landlord reserves the right at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor or otherwise affecting Tenant's obligations under this Lease, to make such changes, alterations, additions, improvements, repairs or replacements in or to the Lot or the Building (including the Premises if required so to do by any law or regulation) and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passageways and stairways thereof, to change the name by which the Building is commonly known (upon notice to Tenant), as Landlord may deem necessary or desirable. Nothing contained in this Section shall be deemed to relieve Tenant of any duty, obligation or liability of Tenant with respect to making any repair,





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replacement or improvement or complying with any law, order or requirement of any government or other authority.

                                   SECTION 8

                                    REPAIRS

8.1 Repairs.

     (a) By entry hereunder, Tenant accepts the Premises as being in good order, condition and repair. Tenant shall, when and if needed or whenever reasonably requested by Landlord to do so, maintain and make repairs to the Premises and every part thereof, to keep, maintain and preserve the Premises in first class condition, excepting ordinary wear and tear. Tenant shall upon the expiration or sooner termination of the Term hereof surrender the Premises to Landlord in the same condition received, ordinary wear and tear excepted. Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

     (b) Anything contained in the Subsection above to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the plumbing, heating, ventilating, air-conditioning and electrical systems installed or furnished by Landlord, unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or the omission of any duty by Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord, as additional rent, the reasonable cost of such maintenance and repairs. Tenant shall maintain and repair at its sole cost and expense, and with maintenance contractors approved by Landlord, all Premises facilities, installed by Tenant or on behalf of Tenant or existing in the Premises at the time of the delivery of possession of the Premises to Tenant by Landlord. The provisions of the preceding sentence of this Subsection shall not apply to the electrical, plumbing and HVAC systems provided by Landlord to Tenant, which maintenance and repair shall be the responsibility of the Landlord.

                                   SECTION 9

                           TAXES ON TENANT'S PROPERTY

9.1 Taxes on Tenant's Property.

     Tenant shall be liable for and shall pay at least ten (10) days before delinquency, any taxes levied against any personal property or trade fixtures placed by Tenant in or about the Premises.



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                                  SECTION 10

                          DELAY IN SERVICE AND REPAIR

10.1 Interruptions and Delays in Service and Repairs.

     (a) Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of or interference with business arising from the Landlord or its agents entering the Premises for any of the purposes authorized in this Lease, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises unless such delay shall last fourteen (14) days or more.

     (b) Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

                                   SECTION 11

                              LANDLORD'S COVENANTS

     Landlord covenants during the Term:

11.1 Services Furnished by Landlord.

     To furnish utilities, facilities and supplies and specific services, equal in quality to those customarily provided by landlords in comparable quality buildings in the west suburban Chicago area. In the event that Landlord is prevented or delayed from providing any service, Landlord shall not be liable to Tenant therefor, nor except as expressly otherwise provided hereafter shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises, unless such delay lasts fourteen (14) business days or more.


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11.2 Roof, Exterior Wall, Floor Slab, and Common Facility Repairs.

     Except as otherwise provided hereafter, to make such repairs to the roof, exterior walls, floor slabs, and common areas as may be necessary to keep them in serviceable condition.

11.3 Obligation to Insure.

     Landlord covenants and agrees that throughout the Term it will insure the Building (excluding any property with respect to which Tenant is obligated to insure pursuant to the provisions of this Lease) against damage by fire and extended coverage perils and public liability insurance in such reasonable amounts with such reasonable deductibles as would be carried by a prudent owner of a similar building in the geographic area in which the Building is situated. Notwithstanding any contribution by Tenant to the cost of insurance premiums, with respect to the Building or any alterations of the Premises as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any such insurance policies carried by Landlord, although Landlord shall use such proceeds in the repair and reconstruction of the Building and the Premises unless the provisions of this Lease shall apply. Landlord will not carry insurance of any kind on Tenant's furniture or furnishings, or on any fixtures, equipment, improvements or appurtenances of Tenant under this Lease, and Landlord shall not be obligated to repair any damage thereto or replace the same.

                                   SECTION 12

                               TENANT'S COVENANTS

     Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

12.1  Payments.

      To pay when due, without deductions or offsets, all Rent and all charges for utility services rendered to the Premises.

12.2  Repair and Surrender.

      Except as provided otherwise in this Lease, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows (except glass in exterior walls of the Building unless the damage thereto is attributable to Tenant's negligence or misuse) and doors of the Premises whole and in good condition with glass of the same quality as that injured or broken, damage by fire only excepted, and at the expiration or termination of the Term peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least sixty (60) days before such expiration or termination, all alterations and additions made by Tenant and




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all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat.

12.3 Use.

     To use and occupy continuously the Premises for the Permitted Use and purposes incident thereto and not to use or permit the Premises to be used for any other purpose without the prior written consent of Landlord. Tenant shall not use or occupy the Premises in violation of any recorded covenants, conditions and restrictions affecting the Lot or of any law or of the Certificate of Occupancy issued for the Building of which the Premises is a part, and shall, upon five (5) days written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of any recorded covenants, conditions and restrictions affecting the Lot or of any law or of said Certificate of Occupancy. Tenant shall comply with any directive of any governmental authority having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or with respect to the use or occupation thereof. Tenant shall upon demand immediately reimburse Landlord as additional rent for any costs incurred by Landlord as a result of Tenant's failure to comply with the provisions of this Section. Tenant shall not do or permit to be done anything in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow to be used the Premises for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance.

12.4 Obstructions and Items Visible from Exterior.

     Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior written consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises.

12.5 Safety Appliances.

     To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.



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12.6 Assignment; Sublease.

     (a) Not to assign, mortgage, pledge or otherwise transfer this Lease or to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant except with the prior written consent of Landlord, which consent shall not be unreasonably withheld. In connection with any request by Tenant for such consent to assignment or subletting, Tenant shall submit to Landlord in writing (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made.

     (b) Reserved.

     (c) Reserved.

     (d) As additional rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expense incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

12.7 Indemnity and Insurance.

     (a) To defend with counsel first approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including without limitation reasonable actual counsel fees), (i) arising from the omission, fault, willful act, negligence or other misconduct of Tenant, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease.

     (b) To obtain, at Tenant's sole cost and expense, during the entire Term, and maintain and keep in full force and effect, the following insurance:

     (i) Property insurance including fire, extended coverage, vandalism, malicious mischief and all risks coverage upon property of every description and kind owned by Tenant and located in the Building or for which Tenant is legally liable or installed by or on behalf of Tenant including, without limitation, furniture, fittings, installations, including Tenant's fixtures and any other personal property, in such reasonable amounts and with such reasonable deductibles as would be carried by a prudent owner thereof.

     (ii) A policy of Comprehensive Liability Insurance coverage to include personal injury, bodily injury, broad form property damage, premises/operations, owner's protective coverage, blanket contractual liability, products and completed operations liability in limits not less than One Million and No/100 Dollars ($1,000,000.00) inclusive. Such policy shall name Landlord and its mortgagees as additional insureds.


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      (iii)  Any other form or forms of insurance as Landlord or the mortgagees or ground lessor of Landlord may reasonably require from time to time in form, in amounts and for insurance risks against which a prudent tenant would protect itself.

     (c) All policies shall be taken out with insurers reasonably acceptable to Landlord and in form satisfactory from time to time to Landlord. Tenant agrees that certificates of insurance in a form and substance satisfactory to Landlord and the mortgagees and ground lessor of the Landlord or, if required by Landlord or the mortgagees or ground lessor of the Landlord, certified copies of each such insurance policy, shall be delivered to Landlord as soon as practicable after the placing of the required insurance, but in no event later than thirty (30) days after Tenant takes possession of all or any part of the Premises.

     (d) In the event of damage or destruction of the Building entitling Landlord to terminate this Lease, if the Premises have also been damaged, and if Landlord terminates this Lease, to immediately pay to Landlord all of Tenant's insurance proceeds relating to the current improvements and alterations (but not to Tenant's trade fixtures, equipment, furniture or other personal property of Tenant) in the Premises. If the termination of the Lease, at Landlord's election, is due to damage to the Building, and if the Premises have not been damaged, Tenant will deliver to Landlord, in accordance with the provisions of this Lease, the Premises Improvements, the alterations and the Premises.

     (e) Not to keep or use in or upon the Premises any article which may be prohibited by any insurance policy in force from time to time covering the Building and Premises Improvements.

     (f) If any insurance policy carried by Landlord with respect to the Building shall be cancelled or cancellation shall be threatened or the coverage thereunder reduced or threatened to be reduced, in any way by reason of the use or occupation of the Leased Premises or any part thereof by Tenant or by any assignee or subtenant of Tenant or by anyone permitted by Tenant to be upon the Premises and, if Tenant fails to remedy the condition giving rise to cancellation, threatened cancellation or reduction of coverage within forty-eight (48) hours after notice thereof, such failure shall be deemed a default under this Lease, and Landlord, without limitation of the other remedies available to Landlord, enter upon the Premises and attempt to remedy such condition in which event Tenant shall pay immediately to Landlord the costs associated with such termination or entry and attempt to remedy as additional rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located in the Premises as a result of such an entry. Notwithstanding the foregoing provisions of this Subsection, if Tenant fails to remedy as aforesaid, Tenant shall be in default of its obligations hereunder and Landlord shall have no obligation to attempt to remedy such default.

12.8 Personal Property at Tenant's Risk.

     That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and all persons claiming by, through or under Tenant which, during





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

the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law.

12.9  Right of Entry.

      To permit Landlord and its agents to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to by Landlord in writing; and to show the Premises to prospective Tenants during the six (6) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

12.10 Floor Load and Prevention of Vibration and Noise.

      Not to place an excessive or unsafe load upon the Premises; Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as properly to distribute the weight thereof. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant at Tenant's expense as to eliminate such vibration or noise. Tenant shall be responsible for the cost of all structural engineering required to determine structural load and all acoustical engineering required to address any noise or vibration caused by Tenant.


12.11 Personal Property Taxes.

      To pay promptly when due all taxes which may be imposed upon personal property in the Premises.

12.12 Payment of Expenses.

      As Additional Rent, to pay all actual reasonable attorneys' fees and reasonable costs and other fees incurred by Landlord in connection with the enforcement by Landlord of any obligations of Tenant under this Lease.




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12.13 Rules and Regulations.

     To comply with all of Landlord's reasonable rules and regulations now or hereafter made by Landlord for the care and use of the Building and Parking Lot and their facilities and approaches.

12.14 Environmental Compliance.

     Not cause any hazardous wastes, toxic substances or related materials (collectively "Hazardous Materials") to be used, generated, stored or disposed of on, under or about, or transported to or form, the Property (collectively "Hazardous Materials Activities") without first receiving Landlord's written consent, which may be withheld for any reason whatsoever and which may be revoked at any time, and then only in compliance (which shall be at Tenant's sole cost and expense) with all applicable Laws, Rules and Regulations and using all necessary and appropriate precautions. Landlord shall not be liable to Tenant for any Hazardous Materials Activities by Tenant, Tenant's employees, agents, contractors, licenses or invitees. Tenant shall indemnify, defend with counsel acceptable to Landlord and hold Landlord harmless from any against any claims, damages, costs and liabilities arising out of Tenant's Hazardous Materials Activities on, under or about the Property. Landlord shall not be liable to Tenant regardless of whether or not Landlord has approved Tenant's Hazardous Materials Activities. For the purposes of this Section, Hazardous Materials shall include but not be limited to substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time; and those substances defined as "hazardous wastes" in the laws of the State of Illinois and in the regulations adopted and publications promulgated pursuant to said laws.

                                   SECTION 13

                              CASUALTY AND TAKING

13.1 Termination or Restoration.

     In case during the Term all or any substantial part of the Premises or the Building (which shall be deemed to mean twenty-five percent (25%) or more of the Premises or Building) or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, this Lease shall terminate at Landlord's election, which may be made notwithstanding that Landlord's entire interest may have been divested, by notice given to Tenant within ninety (90) days after the election to terminate arises specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than sixty (60) nor more than ninety (90) days after the date of notice of such termination.

     Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this

Lease is not terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section) to put the Premises (excluding any items installed or paid for by Tenant which Tenant may be required to remove pursuant to this Lease), into proper condition for use and occupancy and a just proportion of the Annual Fixed Rent and Additional Rent shall be abated from the date of such casualty until the Premises or such remainder shall have been put in such condition by Landlord.

13.2 Eminent Domain.

     In case the whole of the Premises, or such part thereof as shall substantially interfere with Tenant's use and occupancy thereof, shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority. Proportionate allowance shall be made to Tenant for the rent corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Section shall be deemed to give Landlord any interest in any award made to Tenant for the taking of Tenant's Leasehold interest, personal property and fixtures.

13.3 Temporary Taking.

     In the event of taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under this Lease with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

                                   SECTION 14

                                    DEFAULT

14.1 Events of Default.

     (a) The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant:

            (i) The failure by Tenant to make any payment of rent or additional rent or any other payment required hereunder, as and when due, where such failure shall continue for a period of five
            (5) days after written notice thereof from Landlord to Tenant.

            (ii)  The vacation or abandonment of the Premises by Tenant.

            (iii) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in clauses
            (i) and (ii) above, where such failure shall continue for a period of more than thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within said thirty (30) day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord.

            (iv) The failure by Tenant or any guarantor of any of Tenant's obligations under this Lease to pay its debts as they become due, or Tenant or any such guarantor becoming insolvent, filing or having filed against it a petition under any chapter of the United States Bankruptcy Code, (or any similar petition under any insolvency law of any jurisdiction), proposing any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, making an assignment or trust mortgage for the benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property or business of Tenant or such guarantor.

                                   SECTION 15

                                    REMEDIES

15.1 Remedies.

     (a) In the event of any such default by Tenant, whether or not the Term shall have begun, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option, or the option at any time while such default exists, and with demand, to terminate this Lease and Tenant's right to possession of the Premises. Upon termination of this Lease, whether by lapse of time or otherwise, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to the Landlord. Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event, and to repossess Landlord of the Premises as of Landlord's former estate and to expel or remove Tenant and any others who may be occupying or within the Premises and to remove any and all property therefrom, without relinquishing the Landlord's rights to rent or any other right given to Landlord hereunder or by operation of law.

     (b) In the event that this Lease is terminated under any of the provisions contained in this Section or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay immediately upon demand by Landlord, as compensation, the excess of the total rent reserved for the remainder of the Term over the rental value of the Premises for said remainder of the Term, provided, however, that Landlord shall mitigate its damages by making good faith and diligent efforts to relet the Premises or any part thereof for the account of Tenant to any person, firm or corporation for such rent, for such time and upon such terms as Landlord in Landlord's reasonable discretion shall determine, Landlord shall not be required to accept any tenant offered by Tenant or to observe any instruction given by Tenant about such reletting. In any such case, Landlord may make repairs, alterations and additions in or to the Premises and redecorate the same to the extent deemed by Landlord necessary or desirable. If the consideration collected by Landlord upon any reletting of the Premises for Tenant's account is not sufficient to pay monthly the full amount of the Annual Fixed Rent and Additional Rent reserved in this Lease, together with the costs of repairs, alterations, additions, redecorating and Landlord's other costs and expenses of regaining possession and reletting the Premises, Tenant shall pay to Landlord the amount of each monthly deficiency upon demand.

     (c) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. No waiver of any default of Tenant hereunder shall be implied from any acceptance by Landlord of any rent or other payments due hereunder or any omission by Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect defaults other than as specified in said waiver. The consent or approval of Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent or approval to or of any subsequent similar acts by Tenant.

     (d) In lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section, Landlord may by written notice to Tenant, at any time after this Lease is terminated under any of the provisions in this Lease or is otherwise terminated for breach of any obligation of Tenant and before such full recovery, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Annual Fixed Rent and Additional Rent accrued in the three (3) months ended next prior to such termination plus the amount of Annual Fixed Rent and Additional Rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section up to the time of payment of such liquidated damages.

     (e) Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                  SECTION 16

                                MISCELLANEOUS

16.1 Headings, Recordation, Notices, and Bind and Inure.

     (a) The titles of the Sections are for convenience only and are not to be considered in construing this Lease.

     (b) Tenant agrees not to record this Lease.

     (c) Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications and payments shall be addressed if to Landlord at Landlord's Original Address or at such other address as may have been specified by prior notice to Tenant, and if to Tenant, at Tenant's Original Address and, upon Tenant's taking occupancy of the Premises, at the address of the Premises, or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly given when mailed by registered or certified mail, return receipt requested. If Landlord by notice to Tenant at any time designates some other person to receive payments or notices, all payments or notices thereafter by Tenant shall be paid or given to the person designated until notice to the contrary is received by Tenant from Landlord.

     (d) The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during the period of their respective ownership.

16.2 Landlord's Failure to Enforce.

     The failure of Landlord to seek redress for violation of, or to insist upon strict performance of any covenant or condition of this Lease, or with respect to such failure of Landlord to enforce any of the Rules and Regulations, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation from having all the force and effect of any original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation. The receipt by Landlord of Annual Fixed Rent or Additional Rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

16.3 Acceptance of Partial Payments of Rent.

     No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and Additional Rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

16.4 Cumulative Remedies.

     The specific remedies to which Landlord may resort under the provisions of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

16.5 Partial Invalidity.

     If any provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

16.6 Self-Help.

     If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of one and one-half (1-1/2) percentage points over the then prevailing prime rate ("Prime Rate") as set by the LaSalle Bank of Lisle) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

16.7   Tenant's Estoppel Certificate.

       (a) Tenant agrees from time to time, upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement, in a form satisfactory to Landlord and the mortgagees and/or ground lessor of Landlord, and providing the statement is truthful, certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent, Additional Rent and other charges have been paid. Any such statement delivered pursuant to this Section may be relied upon by a prospective purchaser, mortgagee or ground lessor of the Premises or any prospective assignee of any mortgagee of the Premises.

       (b) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant (i) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (ii) that there are no uncured defaults in Landlord's performance, and (iii) that not more than one
(1) month's rent has been paid in advance. Tenant's failure to deliver said statement to Landlord within ten (10) days of receipt shall constitute a default under this Lease, and Landlord may, at Landlord's option, terminate the Lease, provided written notice of such termination is received by Tenant prior to Landlord's receipt of said statement.

16.8   Waiver of Subrogation.

       Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

16.9   All Agreements Contained.

       This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.


16.10  Brokerage.

       The parties represent to each other that no Brokers brought about this Lease.

16.11 Applicable Law.

      This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the State of Illinois.

16.12 Waiver of Jury Trial.

      Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damages.

16.13 Holdover.

      Should Tenant hold over in occupancy of the Premises after the expiration of the Term of this Lease, Tenant shall become a tenant at sufferance only, at a rental rate equal to three hundred percent (300%) of the Annual Fixed Rent rate in effect at the end of the Term, otherwise subject to all the terms, covenants and conditions herein specified, so far as applicable, and shall be liable for all damages sustained by Landlord on account of such holding over. The provisions of this Section shall not operate as a waiver of any right of reentry provided in this Lease; and acceptance by Landlord of rent after expiration of the Term or earlier termination of this Lease shall not constitute consent to a holdover hereunder or result in a renewal. If Tenant fails to surrender the Premises upon the expiration of the Term or earlier termination despite demand by Landlord to do so, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claim made by any succeeding tenant founded on or resulting from such failure to surrender.

16.14 Damage to Tenant's Property.

      Notwithstanding any provisions hereof to the contrary, Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss of or damage to any property by theft or otherwise, nor for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place or resulting from dampness or any other patent or latent cause whatsoever. Landlord or its agents shall not be liable for interference with the light or other incorporeal hereditaments. Tenant shall give prompt notice to Landlord in the case of fire or accidents in the Premises or Building or of defects therein or in the fixtures or equipment located therein. Nothing contained herein shall relieve Landlord of its liability for gross negligence.

16.15  Surrender of Premises.

       The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, operate as an assignment to it of any or all subleases or subtenancies. Upon the expiration or termination of this Lease, Tenant shall peaceably surrender the Premises and all alterations and additions thereto broom-clean, in good order, repair and condition, reasonable wear and tear only excepted.

16.16  Late Payment.

       All covenants and agreements to be performed by Tenant under any provisions of this Lease shall be performed by Tenant, at Tenant's sole cost and expense. Tenant acknowledges that the late payment by Tenant to Landlord of any sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such cost being extremely difficult and impractical to fix. Such costs include, without limitation, reasonable processing and accounting charges, and late charges that may be imposed on Landlord by the terms of the encumbrance and note secured by an encumbrance covering the Premises or the Building of which the Premises are a part. Therefore, if any monthly installment of the Annual Fixed Rent is not received by Landlord by the date when due, or if Tenant fails to pay any other sum of money due hereunder and such failure continues for ten (10) days after notice thereof by Landlord, Tenant shall pay to Landlord, as additional rent, the sum of five percent (5%) of the overdue amount as a late charge. Such amount if not received within said ten (10) days shall also bear interest, as additional rent, at the Prime Rate as established by the LaSalle Bank of Lisle plus one and one-half percent (1-1/2%) calculated from the date either the monthly installment of Annual Fixed Rent is due, or of receipt of said notice (if for a sum of money other than Annual Fixed Rent), until the date of payment to Landlord. Landlord's acceptance of any late charge or interest shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease or any law now or hereafter in effect. Further, in the event such late charge is imposed by Landlord for any two (2) months during the Term hereof for whatever reason, Landlord shall have the option to require that, beginning with the first payment of rent due following the imposition of the second late charge, rent shall no longer be paid in monthly installments one month in advance but shall be payable three (3) months in advance on the first (1st) day of each calendar month.

16.17  Time.

       Time is of the essence with respect to the performance of every provision of this Lease in which time or performance is a factor.

16.18  Limitation On Liability.

       The obligations of Landlord and Tenant under this Lease do not constitute personal obligations of the individual partners, directors, officers or shareholders of Landlord and Tenant, and the parties shall not seek recourse against the individual partners, directors, officers or shareholders of Landlord or Tenant or any of their personal assets for satisfaction of any liability in respect to this Lease.


16.19  Corporation as Signatory.

       If either party executes this Lease as a corporation, then that party and the persons executing this Lease on behalf of that party represent and warrant that the individuals executing this Lease on the Corporation's behalf are duly authorized to execute and deliver this Lease on its behalf in accordance with a duly adopted resolution of the board of directors of the Corporation, and in accordance with the By-Laws of the Corporation and that this Lease is binding upon the Corporation in accordance with its terms.


16.20  Riders and Exhibits.

       Riders, exhibits, plans and plats, if any, affixed to this Lease are a part hereof.


                                   SECTION 17

                   RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

17.1 Lease Subordinate.

     (a) Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, and at the election of Landlord or any first mortgagee with a lien on the Building or any ground lessor with respect to the Building (any reference in this Lease to a mortgage shall include a ground lease, and any reference to a mortgagee shall include a ground lessor), this Lease shall be subject and subordinate at all times to (i) all ground leases or underlying leases which may now exist or hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and (ii) the lien of any first mortgage or first deed of trust which may now exist or hereafter be executed in any amount for which the Building, land, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease.

     (b) In the event that any ground lease or underlying lease terminates for any reasons or any first mortgage or first deed of trust is foreclosed or a conveyance in lieu of foreclosure with respect to any such mortgage or deed of trust is made for any reason, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor in interest to Landlord.

     (c) Tenant shall not subordinate this Lease to any junior mortgage or deed of trust without the prior written consent of first mortgagee or beneficiary under the first deed of trust.

     (d) Tenant covenants and agrees to reasonably execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease with respect to any such ground leases or underlying leases or the lien or any such first mortgage or first deed of trust. Should Tenant fail to sign and return any such documents within ten (10) business days of receipt, Tenant shall be in default, and Landlord may at Landlord's option, terminate this Lease provided written notice of such termination is received by Tenant prior to Landlord's receipt of such documents.

17.2 Rights of Holder of Mortgage to Notice of Defaults by Landlord.

     No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to the mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and
(ii) such mortgagees after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition.
"Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagees elect to do so and a reasonable time to correct or cure the condition if such condition is determined to exist. Landlord will from time to time notify Tenant of the names and addresses of such mortgagees.

17.3 Modification for Lender.

     If, in connection with obtaining construction, interim or permanent financing or refinancing for the Building, the lender shall request reasonable modifications in this Lease as a condition to such financing or refinancing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest created hereby or Tenant's rights hereunder.

EXECUTED AS A SEALED INSTRUMENT IN ONE OR MORE COUNTERPARTS ON THE DAY AND YEAR FIRST ABOVE written.

GROVE LODGE No. 824 ANCIENT FREE AND ACCEPTED MASONS


BY:  /s/
    ----------------------------------
     Worshipful Master

ATTEST:  /s/
        ------------------------------
         Secretary

     "LANDLORD"

MIDWEST BANK OF HINSDALE,
an Illinois Corporation.

BY:  /s/ James I. McMahon
    ----------------------------------
     President (Title)

ATTEST: /s/ Mary M. Henthorn
       ----------------------------------
       Executive Vice President (Title)

     "TENANT"